UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): May 9, 2018

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06              Material Impairments.

During the fourth quarter of 2017, Hanger, Inc. (the “Company”) tested each of its three reporting units as part of its annual goodwill impairment test.  Due to the nature and magnitude of events adversely impacting the reimbursement environment within the skilled nursing facility industry (the Company’s primary customer source for its Therapeutic Solutions reporting unit) and the orthotic and prosthetic industry (the Company’s primary customer source for its Distribution Services reporting unit), combined with customer losses and related margin pressures, which increased in the fourth quarter of 2017, the Audit Committee of the Board of Directors (the “Audit Committee”) concluded on May 9, 2018 that the carrying amounts of these two reporting units within the Company’s Products and Services business segment exceeded their respective estimated fair values and that the goodwill for both of these reporting units was impaired.  Accordingly, and consistent with the provisions of Accounting Standards Update 2017-04, which the Company adopted in 2017, the Company recorded in the fourth quarter of 2017 non-cash goodwill impairment charges of $32.8 million for the Therapeutic Solutions reporting unit and $20.5 million for the Distribution Services reporting unit.  Additionally, the Audit Committee determined that the Company had also incurred a related $1.4 million impairment of the indefinite-lived tradename of the Therapeutic Solutions reporting unit in the fourth quarter of 2017.

None of the impairment charges will result in any current or future cash expenditure.   Additionally, the charges did not have an impact on the Company’s compliance with its financial or other covenants in its credit agreements in place during 2017.

Disclosures About Forward-Looking Statements

This Form 8-K contains certain “forward-looking statements” relating to the Company. All statements, other than statements of historical fact included herein, are “forward-looking statements,” including statements regarding the timing of filing of, and the outcome of the Company’s work in connection with, completing certain financial statements and other financial data. These forward-looking statements are often identified by the use of forward-looking terminology such as “preliminary,” “intends,” “expects,” “plans” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing financial statement preparation and closing processes that would require the Company to make additional adjustments or revisions to its estimates or financial statements and other financial data, to identify additional material weaknesses, or to take any other necessary action relating to the Company’s accounting practices; the time required to complete the Company’s financial statements and other financial data and accounting review; the time required to prepare its periodic reports for filings with the SEC; the impact of the Tax Cuts and Jobs Act on the Company’s financial statements; any regulatory review of, or litigation relating to, the Company’s accounting practices, financial statements and other financial data, periodic reports or other corporate actions; changes in the demand for the Company’s O&P products and services; uncertainties relating to the results of operations or recently acquired O&P patient care clinics; the Company’s ability to enter into and derive benefits from managed-care contracts; the Company’s ability to successfully attract and retain qualified O&P clinicians; federal laws governing the health care industry; uncertainties inherent in investigations and legal proceedings; governmental policies affecting O&P operations; and other risks and uncertainties generally affecting the health care industry. For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2017 as filed with the SEC. The information contained in this filing is made as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman

Thomas E. Hartman
Senior Vice President and General Counsel

Dated: May 14, 2018